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Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        Ryder Scott Company, L.P. hereby consents to the incorporation by reference in this Registration Statement on Form S-3 of Goodrich Petroleum Corporation to be filed on or about May 15, 2020, of all references to our firm and information from our report dated January 30, 2020, included in or made a part of the Annual Report on Form 10-K of Goodrich Petroleum Corporation for the year ended December 31, 2019. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, LP TBPE Firm Registration No. F-1580

Houston, Texas
May 15, 2020

SUITE 800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799	FAX (403) 262-2790
633 17TH STREET, SUITE 1700	DENVER, COLORADO 80202	TEL (303) 339-8110

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  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS